United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2020

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 2108535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Qest forbearance, conversion & accommodation agreement

Qest Consulting Group, Inc., a Colorado corporation and affiliate of the Registrant (“Qest”) was asked by the Registrant to amend conversion formulas associated with the two 8% Convertible Notes Qest has held since 2016 and with respect to a debt arising from a transaction on November 14, 2016, when, at the Registrant’s request, Qest made available to Union Capital LLC, a New York limited liability company (and, at the time, a holder of the Registrant 8% Convertible Notes in default), 5,000,000 shares of the Registrant’s Common Stock owned by Qest then valued at $0.0024 per share (a total of $12,000) pursuant to an agreement to treat such transaction as a $12,000 loan to the Registrant yielding interest at the rate then paid for the Registrant’s 8% Convertible Notes (the “Union Capital Loan”). Such interest, as of November 30, 2020, was $10,934.14 (resulting in a total due Qest thereunder of $22,934.14). The balance currently due to Qest under the notes and loans described above is approximately $118,650.18 which would have converted into 2,063,481,394 shares of the Registrant’s Common Stock under the conversion formula contained in the 8% Convertible Notes[1]. Noting that Qest had advised the Registrant that conversion at below par value may not be legal, the Registrant asked Qest to agree to accept a fixed number of shares of the Registrant’s Common Stock based on conversion at $0.001 as a result of which, for illustrative purposes, instead of receiving the 2,063,481,394 shares of the Registrant’s Common Stock, Qest would have received, it would only receive 118,650,180 shares (approximately 5.75%).

Qest is also the holder of 2,366,482 shares of the Registrant’s Class B Convertible Preferred Stock obtained when its principals, Hermann Burckhardt and Thomas Jaspers, who are also principals of the Registrant, agreed to convert approximately $2,241,279 in debt owed to them by the Registrant into such stock, and further, Messrs. Burckhardt and Jaspers agreed to contribute all such Class B Convertible Preferred Stock to Qest in exchange for Qest’s deferral of rights to cash compensation under its current consulting Agreement with the Registrant as previously disclosed in prior reports of current events. With respect thereto, the Registrant requested that Qest agree to a modification in the attributes of its Class B Convertible Preferred Stock so that conversions thereof into shares of the Registrant’s Common Stock would not be undertaken until on and after January 1, 2022. Such request was made so that the Registrant could defer required increases in its authorized capitalization until it is better able to pay initial and ongoing costs associated therewith and the Registrant could be provided with time to develop its proposed business operations in a manner that would better justify the absorption of such securities by the investment community.

Qest agreed to such requests but in consideration for the Registrant’s agreement to concurrently amend the certificate of designation for its Class B Convertible Preferred Stock to provide certain antidilutive protections, specifically, that none of the Registrant’s Class B Convertible Preferred Stock be subject to a reduction in number, for example, as a result of a reverse stock split, nor the conversion formula applicable to conversion of Class B Convertible Preferred Stock for shares of the Registrant’s Common Stock be affected by any reduction in the number of shares of such Common Stock, for example, as a result of a reverse stock split, without the prior written approval of the holders of a majority of the shares of Class B Preferred Stock.

1 Reference is made to disclosure in Item 3.02 concerning the conversion formula heretofore used by holders of the Registrant’s 8% Convertible Notes incorporated herein by reference.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 2 (excluding exhibits)

In addition to the foregoing, so that recapitalization would not remain open-ended, Qest was granted the irrevocable right to have the Registrant increase its capitalization as required for delivery of the subject securities to Qest at such time as Qest, in its sole discretion sees fit, subject only to provision to the Registrant of ten business days prior written notice. Based on the foregoing, the Registrant agreed to immediately amend the certificate of designation for its Class B Convertible Preferred Stock and the related provisions of its articles of incorporation dealing with the attributes of its Class B Convertible Preferred Stock to effect the foregoing.

Agreements with Initial Members of Board of Advisors

The response to Item 8.01 is hereby incorporated by reference herein.

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

The Registrant is continuing to settle its outstanding debt and making arrangements to audit its financial statements in order to prepare and file the reports on forms 10-K and 10-Q due for the fiscal years ended October 31, 2019 and 2020. In conjunction therewith, the 8% Convertible Notes payable to Union Capital LLC, a New York limited liability company has been fully paid through conversion into the Registrant’s Common Stock and the related settlement agreement, judgment and court order of the United States District Court for the Eastern District of New York in Case No. 15-cv-09542 entitled Union Capital LLC v Puget Technologies Inc. and Herman Burckhardt, have all been fully complied with. Additional details are provided in response to Item 3.02 below. As a result of the foregoing, all heretofore pending litigation against the Registrant has been resolved, an essential step, according to Qest, in the Registrant’s plans to eliminate existing problems, to become and maintain current with its Exchange Act reporting obligations and to implement an innovative new business model.

Reference is made to disclosure of additional relevant information in Item 1.01 incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As of the date of this report of special event, all of the 8% Convertible Notes have been fully converted except for three with an aggregate current balance due of approximately $130,000 and which to date have received an aggregate of 30,937,044 shares of the Registrant’s Common Stock. As indicated in Item 2.02, Union Capital LLC completed conversion of its 8% Convertible Notes on November 17, 2020, converting $32,560.24 in principal and accrued interest into 324,555,374 shares of the Registrant’s Common Stock. Additional details are provided in response to Item 2.02 above and email communications between the parties confirming the foregoing are filed as exhibit 99.01 to this current report.

The original issuance of the 8% Convertible Notes during 2015, 2016 and 2017 relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Conversion of the 8% Convertible Notes into shares of Common Stock has been effected since then in reliance on Section 3(a)(9) of the Securities Act. Subsequent sales of the Common Stock received on conversion have, in some instances, been effected in reliance on Section 3(a)(10) of the Securities Act (as a result of a judgment by the United States District Court for the Southern District of New York previously disclosed) or on the provisions of Section 4(a)(1) of the Securities Act pursuant to the so called Section 4(a)(1 1/2) exemption.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 3 (excluding exhibits)

The following excerpts from the 8% Convertible Notes detail their conversion formula:

4.	(a) The Holder of this Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock"), at a price ("Conversion Price") for each share of Common Stock equal to 57.5% of the average of the three lowest closing bid prices of the Common Stock as reported on the National Quotations Bureau OTCQB exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price) …. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 47.5% instead of 57.5% while that “Chill” is in effect.

(b)       Interest on any unpaid principal balance of this Note shall be paid at the rate of 8% per annum. Interest shall be paid by the Company in Common Stock ("Interest Shares"). Holder may, at any time, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 4(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

7.	…. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(k) the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. The penalty for a breach of Section 8(n) shall be an increase of the outstanding principal amounts by 20%. In case of a breach of Section 8(i), the outstanding principal due under this Note shall increase by 50%. If this Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%.

All of the foregoing default conditions occurred during the past four years and have been applied by holders of the Registrant’s 8% Convertible Notes.

Section 9 - Financial Statements and Exhibits

Item 8.01 Other Events.

On November 29, 2020 the Registrant entered into agreements with David E. Burnett, a Michigan resident, and, Andrew Spencer, a Connecticut resident, pursuant to which they became the initial members of the Registrant’s Board of Advisors (“Advisor[s]). Copies of such agreements are filed as exhibits 10.02 and 10.03 to this current report. The material terms of such agreements pertaining to compensation are as follows:

Each Advisor will be granted Common Stock purchase options issuable under the terms and provisions of the Registrant’s then current Non-Qualified Stock Option & Stock Incentive Plan which will vest during the term of the agreement on a prorated monthly basis, as follows:

Puget Technologies, Inc., current report on Commission Form 8-K, Page 4 (excluding exhibits)

(1)	For basic service of on the Registrant’s Board of Advisors, grant of a five year option to purchase 240,000 shares of the Registrant’s Common Stock.

(2)	For services of on committees, the option will be increased by an aggregate of an additional 120,000 shares; and

(3)	For services of as vice chair of committees (the Registrant’s president serving as the chair of the Board of Advisors and of all committees thereof) the option will be increased by an aggregate of an additional 120,000 shares.

(4)	The shares subject to the option will be adjusted to reflect any changes in the Registrant’s Common Stock as a result of any stock split or reverse stock split thereof using as a basis the Registrant’s authorized capitalization as of November 30, 2020.

In addition to the Common Stock purchase options described above (unless comparable compensation is provided for under the terms of a separate employment or consulting agreement) and subject to applicable legal restrictions based on licensing and other requirements, except with reference to transactions that benefit the Advisor as an inventor of proprietary technologies or established contacts generated by him in the past that may be referred to the Registrant:

(A)	In the event that the Advisor arranges or provides funding for the Registrant on terms more beneficial than those reflected in the Registrant’s current principal financing agreements, the Advisor shall be entitled, at his election, to either:

(1)	A fee equal to 5% of such savings, on a continuing basis; or

(2)	If equity funding is provided through the Advisor or any of his affiliates, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

(3)	If equity funding is arranged for the Registrant by the Advisor and the Registrant is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the Financial Industry Regulatory Authority, Inc., the Advisor shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

(B)	In the event that the Advisor generates business for the Registrant, then, on any sales resulting therefrom, the Advisor shall be entitled to a commission equal to 5% of the net income derived by the Registrant therefrom, on a continuing basis.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 5 (excluding exhibits)

Biographies:

David E. Burnett

David E. Burnett, a resident of Michigan, is a founding member of Seven Innovators Corporation, Inc., a South Dakota corporation founded by seven individuals involved in the invention development and marketing of innovative technologies. Mr. Burnett has held founding and executive positions in technology, manufacturing and retail companies, and has worked in advertising, communications, and marketing research. He is co-founder, president and chief executive officer of nanoScience Engineering Corporation which was founded in 2005 to design, manufacture and market nanocomposite materials produced using the supercritical fluid method of processing. Its nanoSEC technology uses supercritical carbon dioxide to exfoliate and disperse organo clays into polymer matrix, enhancing mechanical and barrier properties to improve performance of existing plastic and rubber products. Mr. Burnett co-founded and served as president of Prizmalite Industries, Inc., a developer of glass micro bead technology used in the coatings, textiles, plastics and friction materials industries, and co-founded TIOXOCLEAN, Inc., a developer of titanium dioxide based photo catalytic cleaners. In addition, Mr. Burnett holds patents for the use of micro spheres of barium titanate glass in conventional friction compositions for molding automotive and other brake and clutch elements and for compositions where glass micro beads and crumb rubber are combined for superior binding and optical properties in paints, plastics and other similar compounds. Mr. Burnett has more than 30 years executive level experience in launching and managing industrial and consumer brands, including as president and owner of Burnett and Radano, Inc., a New York based advertising and public relations firm whose clients have included Izod/David Crystal, Standard Industries, Summit Laboratories and BMW Motorcycle. His corporate experience includes serving as director of sales and operations of Cresco Corporation and Arbee Fine Foods. His communications experience includes management of radio stations in New York, Atlanta, and Norfolk. David was also general manager/director of sales at the New York Amsterdam News, the nation’s leading minority newspaper. Mr. Burnett is a member of the Society of Automotive Engineers, served on the board of directors of Detroit based Ecumenical Theological Seminary and as a member of the Board of Visitors, the College of Liberal Arts and Sciences, Wayne State University.

Summary of patents held or applied for: 6,579,920 friction pads and disks and compositions and methods for producing same; 20030018118 (application) micro bead coating composition and methods; 13,834,992 modular supercritical material processing system; 13,836,300 modified nano-clay materials and nanocomposites; 61,808,073 antimicrobial polymer coating formulations; applied: sensors to detect endotoxins for application in medical devices; applied: fuel containers for compressed natural gas; applied: solvent free processing using supercritical CO2 as solvent.

Andrew Spencer

Andrew Spencer, a resident of Connecticut, is a founding member of Seven Innovators’ Corporation, Inc., a South Dakota corporation founded by seven individuals involved in the invention development and marketing of innovative technologies. He has several patents to his credit, including one that is commercially marketed by DuPont. In 2012 he founded Respect American Glass Inc., involved in development of lighter, stronger, and thinner glass. In February 2000, Mr. Spencer was featured on the cover of Paint & Coatings Industry magazine for developing a particle color system that works without color pigments, impacting the manner in which new cars are painted. In 2000 he founded Respect Innovations, Inc., a research and development company credited with creating new coating technologies for the paint and coatings industry. In 1985, he co-founded Flame-Tek LLC, a manufacturer of flame retardant, heat resistant, and specialty coatings for applications with leading aerospace companies. In September of 1997 he cofounded Prizmalite Industries, Inc., a developers of glass micro bead technology used in the coatings, textiles, plastics and friction materials industries.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 6 (excluding exhibits)

Summary of patents held or applied for: Applied: a composite amalgamation of technologies to create a power generating barrier; Micro-prismatic sheeting incorporating 47,000 microprisms per square inch including photo luminescent technology; Micro prismatic photo luminescent material including 47,000 microprisms per square inch in addition in imprinting substrate with condition and surface and second layer; Glow flex micro prismatic material incorporating 47,000 microprisms for the square inch with electroluminescent technology; Micro prismatic material with 47,000 michael persons per square inch included with electro luminescent technology including embossing indicia and printing on surface and first layer through another transparent layer; and, Micro bead paint and paint composition incorporating microbead and micro particle mixtures for the enhancement of light magnification reflect ability and texture and flow for paint coatings plastics textiles.

Summary of key trade secrets owned: Development of micro nano pico Zappa and other particle integration for the purpose of identification information retention incorporating RF ID and other types of signatures for reading with handheld devices satellite and other types of AI systems. Development of color without pigment. The incorporation of microbead and Micro and Nano particle mixtures that hold color within A particle and designs of particle geometric shape for color systems PCS system also includes particle ID for all systems by including artificial intelligence System also for road lines and road markings barriers and all other applications where reflective and luminescent technologies are needed. Development of non-flammable technology for all industries Inc. with 000 technology zero smoke zero flame zero toxicity with the incorporation of multiple layers of ID and information platforms. Development of hydrogen and on demand systems and designs. Development of full loop energy systems that in corporate generation of energy platforms for power generation and power storage capacitor banks. Development of photovoltaic technologies platforms and free-floating photovoltaic particulates particles and geometric forms including microparticle integration and for identification and information retention. Development of microbead microparticle mixtures in the development of glass technology for the benefits of ballistic resistance and explosive retention and diffusing of energy, within the glass industry as a whole. Development of window frames and systems that we incorporate ballistic and explosion retention as well as diffusion of energy with air system back last technologies. Development of coatings paint and caulking's with micro particle and particle integration that has characteristics of ballistic resistant and explosive and blast mitigation energy diffusion technology. Development of micro particle integration and laminate's that have characteristics of bullet resistance blast mitigation and particle identification and flexible and elastomeric substrates. Development of laminates. Incorporating photovoltaic technology for the generation of energy within the window system and then the storage of energy within its frame for a full loop system of energy to storage within a window and frame. Development ID tracking trace and location of ammunition including projectile casing, powder and with the ability photo luminescent technology as well as particles for the use of light emitting technology for non incinerary technology.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.01	Qest forbearance, conversion & accommodation agreement
10.02	Board of Advisor Membership Agreement with David E. Burnett
10.03	Board of Advisor Membership Agreement with Andrew Spencer
99.01	Emails confirming satisfaction of Union Capital LLC Convertible Notes and termination of related litigation.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 7 (excluding exhibits)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc.

	By:	/s/Hermann Burckhardt
Date: November 30, 2020		Hermann Burckhardt, President and Chief Executive Officer

	By:	/s/Thomas Jaspers
Thomas Jaspers, Treasurer, Secretary and Chief Financial Officer

Puget Technologies, Inc., current report on Commission Form 8-K, Page 8 (excluding exhibits)